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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

              Name                                Jurisdiction of Organization
--------------------------------                  ----------------------------
Palm Harbor Finance Corporation                              Texas
Palm Harbor G.P., Inc.                                       Nevada
Standard Casualty Corp.                                      Texas
Better Homes Systems, Inc.                                   Washington
Palm Harbor Investments, Inc.                                Nevada
Palm Harbor Holding, Inc.                                    Nevada
Standard Insurance Agency, Inc.                              Texas
CountryPlace Mortgage, Ltd.                                  Texas
Palm Harbor Homes I, L.P.                                    Texas
First Home Mortgage Corporation                              Georgia
Palm Harbor Insurance Agency, Inc.                           New Mexico
Magic Living, Inc.                                           Nevada






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